As filed with the Securities and Exchange Commission on January 25, 2023

Registration No. 333-259611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

Amendment No. 5

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Planet Green Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	87-0430320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

36-10 Union St., 2nd Floor

Flushing, NY 11354

(718) 799-0380

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bin Zhou

Chief Executive Officer

Planet Green Holdings Corp

36-10 Union St., 2nd Floor

Flushing, NY 11354

(718) 799-0380

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bill Huo, Esq.

Steven Glauberman, Esq.

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

(212) 599-3322

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 25, 2023

PRELIMINARY PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Rights

Units

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer and sell.

Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The NYSE American, under the symbol “PLAG.” On January 23, 2023, the closing sale price of our common stock on NYSE AMERICAN was $0.65 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NYSE American or any other securities exchange of the securities covered by the applicable prospectus supplement.

Planet Green Holdings Corp. (the “Planet Green”) is not an operating company in the PRC but a Nevada holding company with its operations conducted through its subsidiaries in the PRC, U.S., Hong Kong and Canada (the “Subsidiaries”) and through contractual arrangements with its variable interest entities including Jilin Chuanyuan and Xiangtian Energy (the “VIEs”), which are companies incorporated in the PRC. The VIEs are consolidated for accounting purpose only and Planet Green does not own any equity interest in the VIE. Investors may never directly hold equity interests in the VIEs. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits or limits direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. Investors of our securities thus are not purchasing equity interest in the VIEs and their subsidiaries in China but instead are purchasing equity interest in a Nevada holding company. Such VIE arrangement is not identical to owning such entities directly, and investors will own shares in a holding company with contracts with the VIEs and will not have any equity ownership of such VIEs themselves. The VIE arrangement may not be as effective as direct ownership in providing us with control over the VIEs. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE arrangement, as a legal matter, if the VIEs or its shareholders fail to perform their respective obligations under the VIE arrangement, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these VIE Agreements or we experience significant delays or other obstacles in the process of enforcing the VIE arrangement, we may lose control over the assets owned by the VIE.

Our corporate structure is subject to risks relating to our contractual arrangements with our VIEs and their shareholders. Such contractual arrangements have not been tested in any of the PRC courts. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to these contractual arrangements. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs or forfeit our rights under the contractual arrangements. We and investors face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with our VIEs and consequently, significantly affect the financial condition and results of operations of us. If we are unable to claim our right to control the assets of the VIEs, our common stock may decline in value or become worthless. The PRC government could even disallow the VIE structure completely, which would likely result in a material adverse change in our operations and our common stock may significantly decline in value or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure.”

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our PRC subsidiaries and VIEs. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, Lucky Sky Planet Green Holdings Co., Limited (HK), Bless Chemical Co., Ltd. (HK), and Baokuan Technology (Hong Kong) Limited by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to the Planet Green. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends to the Planet Green, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends to the Planet Green, and the dividends can be distributed from the Planet Green to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the Company’s ability to transfer cash out of China. In 2020, our VIE paid off a loan of $4,546,428 to our WOEF. As of December 31, 2020, our VIE owned $1,179,910 to our WOEF as loan. In 2021, our PRC subsidiaries did not receive any cash benefits from the VIEs for services rendered to the VIEs and their subsidiaries. As of June 30, 2022, our PRC subsidiaries owned $275,200 to the VIEs as loan. As of December 31, 2021 and 2020, we were not subject to any actual foreign exchange restrictions. The foregoing cash flows include all distributions and transfers between Planet Green, our PRC subsidiaries and the VIEs as of the date of this prospectus. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to the Planet Green nor have Planet Green ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay and cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our PRC subsidiary and the VIEs, and between Planet Green and the VIEs, see “About the Company — Cash Flows through Our Organization.”

We face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the common stock or could significantly limit or completely hinder our ability to offer common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, please refer to “Risk Factors— Risks Related to Doing Business in China” in this prospectus.

Because our operations are primarily located in the PRC and Hong Kong through our subsidiaries and VIEs, we are subject to certain legal and operational risks associated with our operations in China and Hong Kong, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our common stock, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiaries and VIEs are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”) or any other PRC governmental authorities for our offering, nor has our Nevada holding company or any of our subsidiaries or our VIEs received any inquiry, notice, warning or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

As of the date of this prospectus, the three Hong Kong subsidiaries of Planet Green do not have any material operation in Hong Kong and they have not collected, stored, or managed any personal information in Hong Kong. Therefore, we have concluded that currently it does not expect that laws and regulations in Mainland China on data security, data protection, cybersecurity or anti-monopoly to be applied to its Hong Kong subsidiaries or that the oversight of the Cyberspace Administration of China will be extended to its operations outside of Mainland China.

In order to operate our business, in addition to the required regular business licenses, Jingshan Sanhe is required to obtain Permit for Hazardous Chemical Products, Jilin Chuangyuan is required to obtain Safe Production License, and Shandong Yunchu is required to obtain Permit for Food Products. As of the date of this prospectus, our subsidiaries, WFOEs and VIEs have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied.  However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all in the future. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries or the PRC operating entities to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions.

As advised by our PRC counsel, Hubei Kaicheng Law Offices, as of the date of this prospectus, our subsidiaries, WFOEs and VIEs, (i) are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that the VIE and its subsidiaries are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If the VIEs, WFOEs or any of its subsidiaries (i) does not receive or maintain required permissions or approvals, (ii) inadvertently concludes that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the VIE or any of its subsidiaries is required to obtain such permissions or approvals in the future, it could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

In light of the recent statements and regulatory actions by the PRC government, such as those related to the use of variable interest entities, data security, and anti-monopoly concerns, Planet Green may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, and if Chinese regulatory authorities disallow the VIE structure, that may result in a material change in our operations and/or value of our securities, including that the value of our securities to significantly decline or become worthless. Planet Green may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if it fails to comply with such rules and regulations, which could adversely affect the ability of Planet Green to continue to be listed for trading on NYSE American or another foreign exchange, which may cause the value of Planet Green’s securities to significantly decline or become worthless. The Holding Foreign Companies Accountable Act (the “HFCA Act”) and related regulations call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors and could add uncertainties to Planet Green’s offering that trading in Planet Green’s securities may be prohibited under the HFCA Act. Currently, both Planet Green’s previous auditor, WWC, P.C., and Planet Green’s current auditor, YCM CPA Inc., are headquartered in California and have been inspected by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) on a regular basis. Our auditors are not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill, which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then the common stock could be prohibited from trading in the United States as early as 2024. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the Holding Foreign Companies Accountable Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. Please refer to “Risk Factors — Risks Related to Doing Business in China.”

As of January 23, 2023, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $38,029,668, which is based on 58,507,183 shares of common stock held by non- affiliates as of such date and a price of $0.65 per share, the closing price of our common stock on January 23, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

That date of this Prospectus is _________, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: We have not done anything that would permit our public offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, references in this prospectus to “Planet Green,” refers to the Planet Green Holdings Corp., the Nevada holding company, and the “Company,” “we,” “our” or “us” refer to Planet Green Holdings Corp. and its subsidiaries and VIEs.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Current Report on Form 8-K filed with the SEC on January 14, 2022;

●	Our Current Report on Form 8-K filed with the SEC on January 14, 2022;

●	Our Current Report on Form 8-K/A filed with the SEC on January 20, 2022;

●	Our Current Report on Form 8-K filed with SEC on February 14, 2022;

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	Our Current Report on Form 8-K filed with the SEC on April 11 2022;

●	Our Current Report on Form 8-K filed with the SEC on April 18, 2022;

●	Our Current Report on Form 8-K filed with the SEC on April 20, 2022;

●	Our Current Report on Form 8-K/A filed with the SEC on April 21, 2022;

●	Our Current Report on Form 8-K filed with the SEC on May 20, 2022;

●	Our Current Report on Form 8-K filed with the SEC on May 27, 2022;

●	Our Current Report on Form 8-K filed with the SEC on July 18, 2022;

●	Our Current Report on Form 8-K filed with the SEC on July 20, 2022;

●	Our Current Report on Form 8-K filed with the SEC on August 9, 2022;

●	Our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2022;

●	Our Current Report on Form 8-K filed with the SEC on August 30, 2022;

●	Our Current Report on Form 8-K filed with the SEC on September 19, 2022;

●	Our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022;

●	Our Current Report on Form 8-K filed with the SEC on December 16, 2022;

●	Our Current Report on Form 8-K filed with the SEC on December 20, 2022;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 1, 2009.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Planet Green Holdings Corp.

Attention: Corporate Secretary

36-10 Union Street, 2nd Floor

Flushing, NY 11354

(718) 799-0380

ABOUT THE COMPANY

Use of Certain Defined Terms

●	“Anhui Ansheng” refers to Anhui Ansheng Petrochemical Equipment Co., Ltd., a PRC limited liability company.

●	“Allinyson” refers to Allinyson Ltd., a company incorporated in the State of Colorado.

●	“Bless Chemical” refers to Bless Chemical Co., Ltd., a company incorporated in Hong Kong.

●	“Baokuan” refers to Baokuan Technology (Hong Kong) Limited, a company incorporated in Hong Kong.

●	“China” and “PRC” refer to the People’s Republic of China including Hong Kong and Macau.

●	“Fast Approach” refers to Fast Approach Inc., a corporation incorporated under the laws of Canada.

●	“Hubei Bulaisi” or “WFOE” Refers to Hubei Bulaisi Technology Co., Ltd., a PRC limited liability company.

●	“Haishi” refers to Guangzhou Haishi Technology Co., Ltd., a company incorporated in China.

●	“Jiayi Technologies” or “WFOE” refers to Jiayi Technologies (Xianning) Co., Ltd., a PRC limited liability company and a wholly foreign-owned enterprise, formerly known as Lucky Sky Petrochemical Technology (Xianning) Co., Ltd.

●	“Jilin Chuangyuan” refers to Jilin Chuangyuan Chemical Co., Ltd., a PRC limited liability company.

●	“Jingshan Sanhe” refers to Jingshan Sanhe Luckysky New Energy Technologies Co., Ltd., a PRC limited liability company.

●	“Lucky Sky HK” refers to Lucky Sky Holdings Corporations (HK) Limited, a company incorporated in Hong Kong and formerly known as JianShi Technology Holding Limited.

●	“Lucky Sky Planet Green” refers to Lucky Sky Planet Green Holdings Co., Limited, a company incorporated in Hong Kong.

●	“Planet Green” refers to Planet Green Holdings Corp., a Nevada holding company.

●	“Promising Prospect BVI” refers to Promising Prospect Limited, formerly known as Planet Green Holdings Corporation, a British Virgin Islands company.

●	“RMB” refers to Renminbi, the legal currency of China.

●	“Shanghai Shuning” refers to Shanghai Shuning Advertising Co., Ltd, a PRC limited liability company.

●	“Shanghai Xunyang” refers to Shanghai Xunyang Internet Technology Co., Ltd., a PRC limited liability company.

●	“Shandong Yunchu” Refers to Shandong Yunchu Supply Chain Co., Ltd., PRC limited liability company.

●	“U.S. dollar”, “$” and “US$” refer to the legal currency of the United States.

●	“VIEs” refers to our variable interest entities including Jilin Chuanyuan and Xiangtian Energy.

●	“We,” “us”, “our,” and the “Company” refer to Planet Green Holdings Corp., a Nevada corporation, and, except where the context requires otherwise, our wholly-owned subsidiaries and VIEs.

●	“Xianning Bozhuang” refers to Xianning Bozhuang Tea Products Co., Ltd., a PRC limited liability company.

●	“Xiangtian Energy” refers to Xianning Xiangtian Energy Holdings Group Co., Ltd., a PRC limited liability company.

●	“Shine Chemical” refers to Shine Chemical Co., Ltd., a company incorporated in British Virgin Islands.

Overview

Planet Green is a Nevada company established in 1986 and is headquartered in Flushing, New York. We are a diversified technology, chemical and consumer products company with presence in North America and China in the follow businesses: Chemical Products, Tea Products, Beef Products and Online Gaming and Advertising Services.

We manage the operation in four business segments which include:

●	to grow, produce and distribute Cyan brick tea, black tea and green tea in China; and

●	to research, develop, manufacture and sell chemical products including formaldehyde, urea formaldehyde adhesive, methylal, ethanol fuel, fuel additives and clean fuel in China;

●	to import frozen beef products into China and distribute such products in China; and

●	to develop and operate a demand side platform and online games for advertising placements.

Planet Green is a holding company with no material operations of its own, and conducts substantially all of its operations through its several subsidiaries and its two VIEs including Jilin Chuangyuan and Xiangtian Energy. Planet Green does not own any equity ownership of VIEs and the VIEs are consolidated for accounting purpose only. Planet Green’s ordinary shares do not represent any equity interests in its VIEs, from which Planet Green derives substantially of its economic benefits.

As a result of our corporate structure, we are subject to unique risks affecting its business, which is primarily conducted through VIEs, due to uncertainty of the interpretation and application of the PRC laws and regulations, including but not limited to, limitations on foreign ownership of companies, and regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIEs’ contractual arrangements which may render such arrangements ineffective in providing control over the VIEs.

Moreover, we are subject to the risks of uncertainty about any future actions of the PRC government in this regard, which may result in a material change in our operations, including our ability to carry on its current business through VIEs or accept foreign investments. We may also be subject to penalties and sanctions imposed by PRC regulatory agencies, including the Chinese Securities Regulatory Commission if it fails to comply with their rules and regulations, which could affect the ability of us to list on NYSE America or another foreign exchange. All of these factors may affect the value of investors’ securities.

For the detailed discussion of risks associated with the VIE structure, please refer to “Risk Factors — Risks Related to Our Corporate Structure — The PRC government exerts substantial influence over the manner in which Planet Green, its subsidiaries, and its VIEs must conduct its business activities.”

We conduct our business activities through its VIEs and subsidiaries. Planet Green, its subsidiaries, and VIEs are not required to obtain permissions from Chinese authorities to operate and issue these securities to foreign investors. Planet Green, its VIEs and subsidiaries are not covered by permission requirements from CSRC, CAC or other entity that is required to approve of the VIEs’ operations.

Organizational Structure

Planet Green was incorporated on February 4, 1986 and was formerly known as “American Lorain Corporation.” Effective November 12, 2009, Planet Green reincorporated in Nevada from Delaware.

The following diagram illustrates our current corporate structure, including our subsidiaries and our VIEs.

Subsidiaries

As of the date of this prospectus Planet Green directly or indirectly owns equity of the following entities: (1) Promising Prospect BVI; (2) Lucky Sky Planet Green; (3) Jiayi Technologies; (4) Shandong Yunchu; (5) Xianning Bozhuang; (6) Fast Approach; (7) Shanghai Shuning; (8) Shine Chemical; (9) Bless Chemical; (10) Hubei Bulaisi, (11) Jingshan Sanhe, (12) Allinyson; (13) Baokuan; and (14) Haishi.

We are a company that continuously strives to create new value and relentlessly to capture new opportunities, which is why we are growing and strengthening our internet-based businesses as another pillar towards our continued growth stage. In addition to our Chinese domestic business, we determined to expand into the global market and acquired 100% shares of Fast Approach, Inc. in Canada on June 5, 2020 to embark on demand-side platform (DSP) business in North America. A demand-side platform is a system that allows buyers of digital advertising inventory to manage multiple advertisement exchange and data exchange through one interface. Fast Approach is the first North America demand side platform that directly connects to Chinese market without middleman and is supported by world class data science researchers among some well-respected universities in North America. Fast Approach owns 100% equity of Shanghai Shuning in China. We believe this acquisition will accelerate our global business growth, leading to further increasing the Planet Green enterprise value as well. On April 18, 2022, we acquired Allinyson Ltd., an online game developer and operator, which generate its revenue substantially from advertising placements. It receives and executes orders from major advertising platforms such as Meta Platforms and Fyber. With the acquisition of Allinyson, we further strengthen our online advertising business.

On May 29, 2020, one of our subsidiaries, Planet Green BVI incorporated Lucky Sky Planet Green, a limited company incorporated in Hong Kong. On June 16, 2020, Lucky Sky Holdings Corporation (H.K.) transferred its 100% equity interest in Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. to Lucky Sky Planet Green Holdings Co., Limited (H.K.). On August 10, 2020, as part of the reorganization, Planet Green Holdings Corporation (BVI) transferred its 100% equity interest in Lucky Sky Holdings Corporations (H.K.) Limited to Rui Tang, an unrelated party, at nominal price. On December 9, 2020, Lucky Sky Petrochemical Technology (Xianning) Co., Ltd. changed its name to Jiayi Technologies (Xianning) Co., Ltd. On July 18, 2022, Planet Green BVI changed its name to Promising Prospect Limited. As a result of the above-mentioned restructure, Planet Green owns 100% equity ownership of Promising Prospect BVI, which in turn owns 100% equity of Lucky Sky Planet Green. Lucky Sky Planet Green owns 100% equity of Jiayi Technologies.

In response to the rising concern of public shareholders and U.S. regulatory authorities regarding the use by PRC related companies of VIE structures, we determined to modify our VIEs arrangement into equity ownership of our operating entities in China. In order to complete this restructure process, on July 29, 2021, we acquired 100% equity ownership of Shine Chemical at nominal price. Shine Chemical own 100% equity of Bless Chemical, which in turn owns 100% equity of Hubei Bulaisi, a wholly foreign-owned enterprise in China. On September 1, 2021, Jiayi Technologies terminated its VIE agreement regarding 85% VIE interest in Jingshan Sanhe Luckysky, and on the same date, Hubei Bulaisi acquired 85% equity of Jingshan Sanhe Luckysky at no cost.

On May 14, 2019, through Shanghai Xunyang, the Company entered into a series of VIE agreements with Xianning Bozhuang and its equity holders to become the primary beneficiary of Xianning Bozhuang. The Company consolidated Xianning Bozhuang’s accounts as its VIE. On December 20, 2019, we sold 100% of equity interest in Shanghai Xunyang and terminated its VIE agreements with Xianning Bozhuang and Jiayi Technologies entered into VIE agreements with Xianning Bozhuang and its shareholders on the same day. On August 2, 2021, Jiayi Technologies terminated its VIE agreements with Xianning Bozhuang and acquired 100% equity ownership of Xianning Bozhuang at no cost for restructuring purpose.

On January 4, 2021, through Jiayi Technologies, the Company entered into a series of VIE agreements with Jingshan Sanhe Luckysky as well as its shareholders. The Company is considered the 85% primary beneficiary of Jingshan Sanhe Luckysky and it consolidates its accounts as VIEs. On September 1, 2021, Jiayi Technologies terminated the VIE agreements with Jingshan Sanhe Luckysky and its shareholders, and Hubei Bulaisi acquired 85% equity ownership of Jingshan Sanhe at no cost for restructuring purpose.

On December 9, 2021, Jiayi Technologies acquired 100% equity ownership of Shandong Yunchu. As a result, Shandong Yunchu became a wholly owned subsidiary of Jiayi Technologies.

VIE Arrangements

As of the date of this prospectus, we currently have two VIEs under its structure: (1) Jilin Chuangyuan, and (2) Xiangtian Energy, which are business entities incorporated in China. The Company is considered the beneficiary of the two VIEs only for accounting purpose.

On March 9, 2021, through Jiayi Technologies, the Company entered into a series of VIE agreements with Jilin Chuangyuan as well as its shareholders. The ordinary shares of Jilin Chuangyuan are currently owned by Yongsheng Chen and Xiaodong Cai.

On July 15, 2021, through Jiayi Technologies, the Company entered into a series of VIE agreements with Anhui Ansheng, as well as its shareholders. The ordinary shares of Anhui Ansheng are currently owned by Xiaodong Cai. On December 16, 2022, the Company terminated the series of VIE agreements with Anhui Ansheng and Xiaodong Cai.

On July 15, 2022 and August 8, 2022, through Hubei Bulaisi, the Company entered into a series of VIE agreements with Xiangtian Energy. The ordinary shares of Xiangtian Energy are currently owned by Jian Zhou and Fei Wang.

Each of the VIE Agreements is described in detail below:

Consultation and Service Agreement. Pursuant to the Consultation and Service Agreement, WFOE has the exclusive right to provide consultation and services to the operating entities in China in the area of business management, human resource, technology and intellectual property rights. WFOE exclusively owns any intellectual property rights arising from the performance of this Consultation and Service Agreement. The amount of service fees and payment term can be amended by the WFOE and operating companies’ consultation and the implementation. The term of the Consultation and Service Agreement is 20 years. WFOE may terminate this agreement at any time by giving 30 day’s prior written notice.

Business Cooperation Agreement. Pursuant to the Business Cooperation Agreement, WFOE has the exclusive right to provide complete technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. WFOE exclusively owns any intellectual property rights arising from the performance of this Business Cooperation Agreement. The rate of service fees may be adjusted based on the services rendered by WFOE in that month and the operational needs of the operating entities. The Business Cooperation Agreement shall maintain effective unless it was terminated or was compelled to terminate under applicable PRC laws and regulations. WFOE may terminate this Business Cooperation Agreement at any time by giving 30 day’s prior written notice.

Equity Pledge Agreements. Pursuant to the Equity Pledge Agreements among WFOE, operating entities and each of operating entities’ shareholder, shareholders of the operating entities pledge all of their equity interests in the operating entities to WFOE to guarantee their performance of relevant obligations and indebtedness under the Technical Consultation and Service Agreement and other control agreements. In addition, shareholders of the operating entities are in the process of registering the equity pledge with the competent local authority.

Equity Option Agreements. Pursuant to the Equity Option Agreements, WFOE has the exclusive right to require each shareholder of the operating companies to fulfill and complete all approval and registration procedures required under PRC laws for WFOE to purchase, or designate one or more persons to purchase, each shareholder’s equity interests in the operating companies, once or at multiple times at any time in part or in whole at WFOE’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreements shall remain effective until all the equity interest owned by each operating entities shareholder has been legally transferred to WFOE or its designee(s).

Voting Rights Proxy Agreements. Pursuant to the Voting Rights Proxy Agreements, each shareholder irrevocably appointed WFOE or WFOE’s designee to exercise all his or her rights as the shareholders of the operating entities under the Articles of Association of each operating entity, including but not limited to the power to exercise all shareholder’s voting rights with respect to all matters to be discussed and voted in the shareholders’ meeting. The term of each Voting Rights Proxy Agreement is 20 years. WFOE has the right to extend each Voting Proxy Agreement by giving written notification.

As discussed above, we operate a portion of business in China through the VIEs and their subsidiaries, and rely on contractual arrangements among our WFOEs, the VIEs, and their respective shareholders to exert influence on the business operations of the VIEs. The VIE structure provides our business operations in China with contractual exposure to foreign investment. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. Investors are purchasing equity securities of our ultimate Nevada holding company rather than purchasing equity securities of the VIEs. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our and/or the VIE’s operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we, our subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In addition, to the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us, our subsidiaries and the VIEs by the PRC government. To the extent cash or assets in the business is in the PRC or Hong Kong or in a PRC or Hong Kong entity, and may need to be used to fund operations outside of the PRC or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on us, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Consolidating Statements of Income Information

The following is the tabular form condensed consolidating schedule depicting the financial position, cash flows and results of operations for the parent, the subsidiaries, the consolidated variable interest entities, and any eliminating adjustments separately - as of and for the six months ended June 30, 2022 and for years ended December 31, 2021 and 2020.

Financial Information Related to the VIEs:

Audited Consolidated Balance Sheets

Planet Green Holdings Corp.

Audited Consolidated Balance Sheets

As of December 31, 2020

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$525,051	$455,166	$1,907,486	$528,048		$3,415,751
Trade receivables, net		-		835,384		835,384
Inventories		-		2,251,628		2,251,628
Advances and prepayments to suppliers		66,136	4,641,337	1,215,089		5,922,562
Other receivables and other current assets		22,331	15,308	7,726,607	-6,672,431	1,091,815
Related party receivable	11,210,000	-			-11,210,000	-
Discontinued operations - current assets						-
Total current assets	11,735,051	543,633	6,564,131	12,556,756	-17,882,431	13,517,140

Non-current assets
Property, plant and equipment, net		4,022		4,592,615		4,596,637
Intangible assets, net		24,853		1,491,614		1,516,467
Long-term Investments	14,104,293	2,012,228			-16,116,521	-
Goodwill					2,340,111	2,340,111
Total Non-Current Assets	14,104,293	2,041,103		6,084,229	-13,776,410	8,453,215

Total Assets	$25,839,344	$2,584,736	$6,564,131	$18,640,985	-31,658,841	$21,970,355

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	279,186	2,400	3,891	1,017,373		1,302,850
Taxes payable		27,807	-355	171,231		198,683
Accrued liabilities and other payables	627,973	120,443	15	8,951,117	-7,850,951	1,848,597
Customers deposits		28,424		213,469		241,893
Related party other payables	1,648,001	4,312,003	4,509,230	2,716,537	-13,165,921	19,850
Deferred income		15,682				15,682
Discontinued operations - current liabilities		-				-
Total current liabilities	2,555,160	4,506,759	4,512,781	13,069,727	-21,016,872	3,627,555
						-
Lease payable- non-current						-
Long-term payables	-	31,364				31,364
Total Non-Current Liabilities	-	31,364		-	-	31,364
						-
Total Liabilities	$2,555,160	$4,538,123	$4,512,781	$13,069,727	-21,016,872	$3,658,919

Stockholders’ Equity
Common Stock	14,010	79	2,121,387	6,314,908	-8,438,574	11,810
Additional paid-in capital	94,437,488	5,127,194			-3,905,322	95,659,360
Accumulated deficit	-71,167,314	-7,080,661	-70,037	-793,600	-5,220,285	-84,331,897
Accumulated other comprehensive income		-		49,950	6,922,213	6,972,163
Total Stockholders’ Equity	23,284,184	-1,953,388	2,051,350	5,571,258	-10,641,968	18,311,436

Total Liabilities and Stockholders’ Equity	$25,839,344	$2,584,736	$6,564,131	$18,640,985	-31,658,841	$21,970,355

Planet Green Holdings Corp.

Audited Consolidated Balance Sheets

As of December 31, 2021

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$233,384	$195,489	$253,819	$67,966		750,658
Restricted cash				380,750		380,750
Accounts receivable, net		1,158,507		2,660,566		3,819,073
Inventories		3,571,563		4,244,869		7,816,432
Advances to suppliers		5,309,942	60,372	310,769		5,681,083
Other receivables		1,025,648	40,780	118,708		1,185,136
Inter-company receivable	23,912,000	7,616,486	8,803,615	1,725,302	-42,057,403	-
Other receivables-related parties		1,570	18,822	7,650,042		7,670,434
Total current assets	24,145,384	18,879,205	9,177,408	17,158,972	-42,057,403	27,303,566
Non-current assets						-
Plant and equipment, net		7,930,722	0	12,554,727		20,485,449
Intangible assets, net		1,404,603		2,795,048		4,199,651
Construction in progress, net				2,475,874		2,475,874
Prepayment investments		0	705,805			705,805
Long-term investments	39,656,213	2,000,496	3,136,910	-	-41,656,709	3,136,910
Investment in real estates	-	0	7,770,943	-		7,770,943
Deferred tax assets		355,980	390,696	425,374		1,172,050
Goodwill					18,180,532	18,180,532
Right-of-use assets		584,802				584,802
Total non-current assets	39,656,213	12,276,603	12,004,354	18,251,023	-23,476,177	58,712,016

Total assets	$63,801,597	$31,155,808	$21,181,762	$35,409,995	-65,533,580	$86,015,582

Liabilities and Stockholders' Equity
Current liabilities
Short-term bank loans				6,822,054		6,822,054
Accounts payable	279,186	2,399,554	243	3,558,827		6,237,810
Advance from customers		2,713,506		3,476,585		6,190,091
Taxes payable		574,935		212,658		787,593
Other payables and accrued liabilities	3,511,210	1,096,206	722,378	3,305,395		8,635,189
Intercompany payable	1,726,764	16,962,121	19,765,712	7,131,860	-45,586,457	-
Other payables-related parties	440,000	797,818		3,958,409		5,196,227
Lease liabilities-current portion		436,191				436,191
Deferred income		15,699		58,033		73,732
Total current liabilities	5,957,160	24,996,030	20,488,333	28,523,821	-45,586,457	34,378,887
Non-current liabilities
Lease liabilities - non-current						-
Long-term payables		31,398		348,947		380,345
Total non-current liabilities		31,398		348,947		380,345

Total liabilities	$5,957,160	$25,027,427	$20,488,333	$28,872,769	-45,586,457	$34,759,232

Stockholders’ equity
Issued and outstanding as of December 31, 2021	35,582	11,025,241	2,000,000	12,326,270	-25,351,511	35,582
Additional paid-in capital	130,727,596	5,127,194			-2,622,566	133,232,224
Statutory reserve				29,006	-29,006	-
Accumulated deficit	-72,918,741	-21,928,831	-1,306,571	-5,357,908	7,439,668	-94,072,383
Accumulated other comprehensive income		11,904,777		-460,142	-3,733,578	7,711,057
Non-controlling interests					4,349,870	4,349,870
Total stockholders’ equity	57,844,437	6,128,381	693,429	6,537,226	-19,947,123	51,256,350

Total liabilities and stockholders’ equity	$63,801,597	$31,155,808	$21,181,762	$35,409,995	-65,533,580	$86,015,582

Unaudited Consolidated Balance Sheets:

Planet Green Holdings Corp.

Unaudited Consolidated Balance Sheets

As of September 30, 2022

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIEs	Eliminations		Consolidated
Assets
Current assets
Cash and cash equivalents	$15,648	$154,388	$16,544	$39,927	$		$226,507
Restricted cash				84,588			84,588
Accounts and notes receivable, net		1,296,272		1,015,068			2,311,340
Inventories		3,331,726		4,876,446			8,208,172
Advances to suppliers		5,589,171		640,278			6,229,449
Other receivables		479,962	389,840	109,633			979,435
Inter-company receivable	23,082,227	6,670,512	8,205,753	1,549,339		-39,507,831	-
Other receivables-related parties	0	767,324	0	5,965,861			6,733,185
Total current assets	23,097,875	18,289,355	8,612,137	14,281,140		-39,507,831	24,772,676

Non-current assets
Plant and equipment, net		6,619,045	6,845,805	12,529,014			25,993,864
Intangible assets, net		1,152,585		2,465,620			3,618,205
Construction in progress, net		5,020		20,564			25,584
Prepayment investments							-
Long-term investments	69,035,713	1,987,276	2,816,981			-57,322,989	16,516,981
Investment property							-
Deferred tax assets		670,524		381,990			1,052,514
Goodwill						25,374,497	25,374,497
Right-of-use assets		233,671					233,671
Total non-current assets	69,035,713	10,668,121	9,662,786	15,397,188		-31,948,492	72,815,316
Total assets
	$92,133,588	$28,957,476	$18,274,923	$29,678,328		$-71,456,323	$97,587,992

Liabilities and Stockholders' Equity
Current liabilities
Short-term bank loans				6,002,354			6,002,354
Accounts payable	279,186	3,744,392	205,029	3,130,143			7,358,750
Advance from customers		2,315,493		2,422,964			4,738,457
Taxes payable		765,978		192,979			958,957
Other payables and accrued liabilities	487,973	881,385	467,845	2,936,512			4,773,715
Intercompany payable	1,726,764	16,088,644	16,721,157	6,210,118		-40,746,684	-
Other payables-related parties	4,828,463	998,878	950,731	3,634,693			10,412,765
Lease liabilities-current portion		200,436					200,436
Long term payable-current portion
Deferred income		14,672		40,494			55166
Total current liabilities	7,322,387	25,009,878	18,344,762	24,570,257		-40,746,684	34,500,600

Non-current liabilities
Long-term bank loans				281,698			281,698
Long-term payables		29,344		258,451			287,795
Total non-current liabilities		29,344		540,149			569,493
Total Liabilities
	$7,322,387	$25,039,222	$18,344,762	$25,110,406		$-40,746,684	$35,070,093

Stockholders’ equity
Issued and outstanding as of December 31, 2021	72,082	11,025,241	2,000,000	12,326,270		-25,351,511	72,082
Additional paid-in capital	158,820,596	5,127,194				-8,244,815	155,702,975
Statutory reserve				29,006		-29,006	-
Accumulated deficit	-74,081,477	-23,277,169	-2,211,472	-6,757,686		7,384,661	-98,943,143
Accumulated other comprehensive income		11,042,989	141,633	-1,029,668		-5,958,255	4,196,698
Non-controlling interests						1,489,287	1,489,287

Total stockholders’ equity	84,811,201	3,918,254	-69,839	4,567,922		-30,709,639	62,517,899

Total liabilities and stockholders’ equity	$92,133,588	$28,957,476	18,274,923	$29,678,328		$-71,456,323	$97,587,992

Audited Consolidated Statements of Operations and Comprehensive (Loss) Income:

Planet Green Holdings Corp.

Audited Consolidated Statements of Operations and Comprehensive (Loss) Income

For the Years Ende December 31, 2020

(Stated in US Dollars)

		Parent		Subsidiaries		WFOE	VIE	Eliminations	Consolidated
Net revenues	$		$		$		$3,804,595	-165,794	$3,638,801
Cost of revenues							2,468,367	-98,631	2,369,736
Gross profit		-		-			1,336,228	-67,163	1,269,065
Operating expenses:
Selling and marketing expenses							105,125	54,984	160,109
General and administrative expenses		2,182,980				56,988	895,195	761,326	3,896,489
Research & Developing expenses									-
Total operating expenses		2,182,980				56,988	1,000,321	816,309	4,056,598

Operating (loss) income		-2,182,980				-56,988	335,907	-883,472	-2,787,533

Other (expenses) income
Interest income (expenses) net		60				-18,691		-4,776	-23,407
Other income (expenses) net							-294,515	321,833	27,318
Impairment of goodwill								-2,339,829	-2,339,829
Write off receivables from disposal of former subsidiaries		-6,078,623						-	-6,078,623
Total other (expenses) income		-6,078,563				-18,691	-294,515	-2,022,772	-8,414,541

(Loss) income before income taxes		-8,261,543				-75,679	41,392	-2,906,244	-11,202,074

Discontinued operations
(Loss) income from discontinued operations								150,911	150,911
Income tax expenses
Net (loss) income		-8,261,543				-75,679	41,392	-2,755,333	-11,051,163
Foreign currency translation adjustment								-1,231,778	-1,231,778
Net (loss) income attributable to common shareholders		$-8,261,543	$			$-75,679	$41,392	-3,987,111	$-12,282,941

Planet Green Holdings Corp.

Audited Consolidated Statements of Operations and Comprehensive (Loss) Income

For the Years Ende December 31, 2021

(Stated in US Dollars)

		Parent	Subsidiaries		WFOE	VIE	Eliminations	Consolidated
Net revenues	$		$4,082,296	$		$9,694,499	23,991,169	$37,767,964
Cost of revenues			4,014,104			7,486,996	22,420,609	33,921,709
Gross profit			68,192			2,207,503	1,570,560	3,846,255
Operating expenses:								-
Selling and marketing expenses			139,732			1,908,188	5,532	2,053,452
General and administrative expenses		1,751,428	2,808,522		1,384,590	575,880	700,349	7,220,769
Research & developing expenses			56,119			250,701	501,563	808,383
Total operating expenses		1,751,428	3,004,373		1,384,590	2,734,769	1,207,444	10,082,604

Operating (loss) income		-1,751,428	-2,936,181		-1,384,590	-527,266	363,116	-6,236,349
								-
Other (expenses) income								-
Interest income			1,385			70		1,455
Interest expenses			-19,045		-7,413	-468,332	-151,782	-646,572
Other income			156,965			143,920		300,885
Other expenses			-3,064			-126	-87,456	-90,646
Impairment of goodwill							-3,263,424	-3,263,424
Total other (expenses) income			136,241		-7,413	-324,469	-3,502,661	-3,698,302

(Loss) income before income taxes		-1,751,428	-2,799,940		-1,392,003	-851,735	-3,139,545	-9,934,651
Income tax expenses			-147				-56,303	-56,450
Net (loss) income		-1,751,428	-2,800,087		-1,392,003	-851,735	-3,195,848	-9,991,101
Less: Net (loss) income attributable to non-controlling interest							250,616	250,616
Net (loss) income attributable to common shareholders		$-1,751,428	$-2,800,087		$-1,392,003	$-851,735	$-2,945,232	$-9,740,485

Unaudited Consolidated Statements of Operations and Comprehensive (Loss) Income:

Planet Green Holdings Corp.

Audited Consolidated Statements of Operations and Comprehensive (Loss) Income

As of September 30, 2022

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Consolidated
Revenues	$0	$25,208,319	0	$12,579,725	$37,788,044
Cost of revenues		24,536,599		10,648,299	35,184,898
Gross profit (loss)	0	671,720	0	1,931,426	2,603,146
Operating expenses	1,162,356	2,412,644	744,689	2,985,404	7,305,093
Loss from operations	-1,162,356	-1,740,924	-744,689	-1,053,978	-4,701,947
Other income (expense), net		169,895	465	-345,800	-175,440
Income (loss) before income taxes	-1,162,356	-1,571,029	-744,224	-1,399,778	-4,877,387
Income tax expense		-175,101			-175,101
Net income (loss)	-1,162,356	-1,746,130	-744,224	-1,399,778	-5,052,488

Audited Consolidated cash flow information:

Planet Green Holdings Corp.

Audited Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Consolidated
Net cash used in operating activities	$524,951	$-2,144,487	$2,859,332	$-4,738,899	$-3,499,103
Net cash used in investing activities		2,568,660	-3,061,568	-359,929	-852,837
Net cash provided by financing activities		-1,892,884	2,131,280		238,396
Net decrease in cash and cash equivalents	524,951	-1,468,710	1,929,043	-5,098,828	-4,113,544
Effect of exchange rate on cash		278,358	-21,573		256,785
Cash and cash equivalents at beginning of year	100	1,645,519	15	5,626,876	7,272,510
Cash and cash equivalents at end of year	525,051	455,166	1,907,486	528,048	3,415,751

Planet Green Holdings Corp.

Audited Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Consolidated
Net cash used in operating activities	$-291,668	$-7,947,439	$5,765,621	$1,954,090	$-519,396
Net cash used in investing activities		-3,957,144	-7,458,005	-399,253	-11,814,402
Net cash provided by financing activities		10,660,383		-1,728,675	8,931,708
Net decrease in cash and cash equivalents	-291,668	-1,244,200	-1,692,383	-173,839	-3,402,090
Effect of exchange rate on cash		1,079,030	38,717	0	1,117,747
Cash and cash equivalents at beginning of year	525,051	360,659	1,907,486	622,555	3,415,751
Cash and cash equivalents at end of year	233,384	195,489	253,819	448,716	1,131,408

Unaudited Consolidated cash flow information:

Planet Green Holdings Corp.

Unaudited Consolidated Statements of Cash Flows

As of September 30, 2022

(Stated in US Dollars)

	Parent	Subsidiaries	WFOE	VIE	Consolidated
Net cash used in operating activities	$-217,736.18	$-11,562,850	$391,404	$1,181,150	$-10,208,033
Net cash used in investing activities		-1,273,991	-602,838	-1,394,439	-3,271,268
Net cash provided by financing activities		11,425,420		-110,912	11,314,508
Net decrease in cash and cash equivalents	-217,736	-1,411,422	-211,434	-324,201	-2,164,793
Effect of exchange rate on cash		1,370,321	-25,841		1,344,480
Cash and cash equivalents at beginning of year	233,384	195,489	253,819	448,716	1,131,408
Cash and cash equivalents at end of June 30, 2022	15,648	154,388	16,544	124,515	311,095

Cash Flows through Our Organization:

Planet Green is a holding company with no material operations of its own. We currently conduct our operations through our subsidiaries including our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiaries, Lucky Sky Planet Green Holdings Co., Limited (HK), Bless Chemical Co., Ltd. (HK), and Baokuan Technology (Hongkong) Limited by additional capital contributions or shareholder loans, as the case may be; (2) the VIEs may pay service fees to our PRC subsidiaries for services rendered by our PRC subsidiaries; (3) our PRC subsidiaries may pay service fees to the VIEs for services rendered by the VIEs; and (4) our PRC subsidiaries may make dividends or other distributions to Planet Green. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through Planet Green, our WFOEs will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends to the Planet Green, and the dividends will be distributed from the Planet Green to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. There can be no assurance the PRC government will not intervene or impose restrictions on the Company’s ability to transfer cash out of China. In 2020, our VIEs paid off a loan of $4,546,428 to our WOEFs. As of December 31, 2020, our VIEs owned $1,179,910 to our WOEFs as loan. In 2021, our PRC subsidiaries did not receive any cash benefits from the VIEs for services rendered to the VIEs and their subsidiaries. As of June 30, 2022, our subsidiaries owned $275,200 to our VIEs as loan. As of December 31, 2021 and 2020, we were not subject to any actual foreign exchange restrictions.

We have no present plans to distribute earnings or settle amounts owed under the VIE agreements which it plans to retain the retained earnings to continue to grow the business. No dividends or distribution has been declared to paid to Planet Green from subsidiaries or its VIEs and no dividends or distribution was made to any U.S. investors.

Effects of PRC foreign exchange regulations on our ability to transfer assets within our organization

Current foreign exchange and other regulations in the PRC may restrict our PRC subsidiaries and VIEs in their ability to transfer their net assets to Planet Green and its subsidiaries and to investors. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under our current corporate structure, Planet Green as the holding company may rely on dividend payments from its subsidiaries to fund any cash and financing requirements Planet Green may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to Planet Green. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries and VIEs to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of Planet Green’s shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents Planet Green from obtaining sufficient foreign currencies to satisfy Planet Green’s foreign currency demands, Planet Green may not be able to pay dividends in foreign currencies to its shareholders.

Recent Regulatory Development

As we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our common stock or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We have relied on the opinion of our PRC counsel, Hubei Kaicheng Law Office, that as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC counsel, Hubei Kaicheng Law Office, as of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing or securities offering plans, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering of securities from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on our daily business operations, or ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors - Risks Related to Doing Business in China” beginning on page 30 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

Enforcement of Civil Liabilities

Currently all our directors and majority of senior executive officers either are physically reside in China for a significant portion of each year, and/or are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the PRC courts would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct an investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Products

We grow, produce and distribute Cyan brick tea, black tea and green tea in China. In addition, we also research, develop, manufacture and sell products of formaldehyde, urea formaldehyde adhesive, methylal, ethanol fuel, fuel additives, clean fuel. We also import and distribute beef products in China.

Our ethanol fuel and fuel additives products business are carried on by our subsidiary, Jingshan Sanhe.

Our formaldehyde, urea formaldehyde adhesive, methylal, and clean fuel products business is carried out by our VIE company, Jilin Chuangyuan.

Our beef products importation and distribution business are carried out by our subsidiary, Shandong Yunchu.

Services

We provide a demand-side platform which allows buyers of digital advertising inventory to manage multiple advertisement exchange and data exchange through one interface. We also develop and operate online game which facilitate our online advertising placements. Our digital service is provided by Fast Approach and Allinyson.

Our Manufacturing Facilities

General

We currently manufacture our products in Meihekou City, Jilin Province, Jingshan City, and Xianning City of Hubei Province in China.

The following table indicates the year that operations commenced at each of the facilities and the size of the facilities.

Facility	Year Operations Commenced	Facility Size (square meters)
Xianning Bozhuang	2013	33,333
Jingshan Sanhe	2018	11,018
Jilin Chuangyuan	2013	59,690

Production Lines

We currently manufacture our different products using production lines operated through our subsidiaries.

The production process for our cyan brick tea products involves, primary processing of fresh leaves, piling and fermenting, storing and aging, picking, pressing, and baking. The production process for our black tea products involves selecting and sorting the fresh leaves, withering, rolling, fermenting, baking and drying, grading according to color, prompting fragrance, packing and warehousing. The production process for our green tea products involves selecting and sorting the fresh leaves, airing, fixating, cooling, rolling, stir drying, selecting and grading, prompting fragrance, packing and warehousing.

The production process for our formaldehyde products is illustrated as follows. The raw material methanol, after being injected into the high position tank, enters the methanol evaporator through the filter, mixes with the air from the roots blower to form the binary mixture, and then adds steam to form the ternary mixture, which is heated by the superheater to 120 ℃ and enters the oxidizer, carries out oxidation and dehydrogenation reaction through the silver catalyst to form the formaldehyde gas, and then absorbs the formaldehyde solution through the first absorption tower and the second absorption tower. The excess waste gas is burned out by the exhaust gas boiler.

The production process for our methyl starting with the raw materials methanol and formaldehyde are pumped into the reaction distillation tower according to the proportion. At the bottom of the tower, formaldehyde and methanol are indirectly heated by steam. The reaction liquid vapor from the tower upwards through the catalyst reaction to produce methyl acetal, and then through the distillation tower separation, cooling, the final product methyl acetal.

The production process for our urea-formaldehyde glue is demonstrated as follows. Formaldehyde is pumped from the formaldehyde workshop into the tank of formaldehyde storage, and then pumped into the metering tank through the feed pump of formaldehyde. After the PH value is adjusted by adding alkali, it is sent into the reaction kettle. At the same time, urea is also added into the kettle according to the corresponding proportion, heating the reaction kettle. After heating up the kettle, melamine is added, so that the material can undergo addition reaction in the kettle. After the PH value is adjusted by dropping formic acid in the kettle, the material is sent into the condensation kettle through the transfer pump. Urea and additives are added into the condensation kettle according to a certain proportion for condensation reaction, and the finished product is formed after cooling treatment.

The production process for our clean fuel oil is illustrated as follows. The self-control design of the facilities for storage of raw materials and addition of additives shall, in accordance with the requirements of the process, conduct centralized indication and adjustment of the temperature, flow rate and liquid level of the raw oil tanks, raw oil metering tanks, product oil allocation tanks and finished oil tanks during the fuel blending process; realize remote monitoring of the whole fuel production process, and conduct on-the-spot indication of pressure and partial flow rate.

The production process for our construction rubber powder (re-dispersible latex powder) is demonstrated as follows. Using polymer emulsion (VAE emulsion) as raw material, all kinds of additives are added, and then transported to the reaction kettle through diaphragm pump to warm up and mix evenly, and then transported to the mixing kettle with additives through diaphragm pump to mix evenly, then transported to the high-speed reactor through diaphragm pump to emulsify, emulsified and then transported to the spare material tank through the diaphragm pump, and then transported to the spray drying tower through the spare material tank through the diaphragm pump to form polymer powder after spray drying, and the polymer powder and various additives are mixed and screened through the mixer to be packed into the warehouse.

The following table shows the number and types of production lines, the types of products produced and the production capacity as of the date of this prospectus:

Facility	Production Lines	Product Portfolio	Capacity
Jingshan Sanhe	There are two production lines: the production line of ethanol fuel and the production line of fuel additive	Alcohol based clean fuel, liquid wax, arene and biomass fuel	Two production lines with a total production capacity of 300,000 tons/ year for ethanol fuel, and 3000 tons/year for fuel additive
Xianning Bozhuang	There are six production lines: the production line of cyan brick tea with traditional handicraft; the production line of cyan brick tea; the production line of teabag; the production line of green tea and the production line of black tea	Cyan brick tea, black tea and green tea	Production line with 5,020 tons of production capacity
Jilin Chuangyuan	The company has two formaldehyde production lines, eight rubber production units, one methylal production line and one clean fuel oil production line	Formaldehyde, urea formaldehyde adhesive, methylal and clean fuel oil	Annual production capacity of 120,000 tons of formaldehyde, 100,000 tons of urea formaldehyde glue, 3,0000 tons of methylal and 20,000 tons of clean fuel oil

We operate our production lines year-round.

Raw Materials

Our Supply Sources

Our business depends on obtaining a reliable supply of various products, including tea, refined methanol, methanol, formaldehyde and polymer emulsion. Because of the diversity of available sources of these raw materials, we believe that our raw materials are currently in adequate supply.

For our tea operation carried out by Xianning Bozhuang, Xianning Bozhaung obtains the raw materials primarily from domestic procurement. Xianning Bozhuang purchases approximately 400 tons of tea from suppliers in 2020. For our business lines of ethanol fuel and fuel additive, Xianning Bozhuang purchased approximately 710 tons of additive material from suppliers in 2020.

For our business lines of formaldehyde, rubber and methylal products, Jilin Chuangyuan purchased approximately 18,547 tons of methanol and 146 tons of urea from suppliers in 2020.

For our beef products business, Shandong Yunchu mainly purchased frozen beef from six countries: Uruguay, Brazil, Chile, Argentina, Australia and New Zealand and 25 factories are involved. The top ten suppliers include: Marrig, Minerva S.A., G & K O'Connor Pty Ltd, Frigorifico matadero Pando ontilcor S.A., Las Moras, Frigorifico de Osorno S.A., Ersinal S.A. ecoparks S.A., lorsinal S.A., and Minerva S.A. Shandong Yunchu has established a stable long term cooperative relationship with these beef and mutton manufacturers. The stable supply provides competitive advantage for Shandong Yunchu to procure various beef products with high quality and low price to meet the needs of domestic customers.

We select suppliers based on price and product quality. We typically rely on numerous domestic suppliers, including some with whom we have a long-term relationship. Our suppliers generally include wholesale agricultural product companies, food production companies, tea bag processing companies and chemical products wholesale companies.

Our Customers

Our tea, beef and chemical products are sold exclusively in Chinese domestic markets.

Xianning Bozhuang sell our tea products to third-party distributors, such as trading companies with established distribution channels. The terms of a typical sales contract between us and our distributors provide that we are responsible for transportation costs and the distributors are responsible for storage costs. Furthermore, the distributors have the right to return products that fail to satisfy specified quality standards, at our cost. The majority of such contracts require the distributors to pay us in cash in full upon delivery, and the remaining contracts provide for short-term credit, usually two to three weeks.

Our beef importation and distribution business is carried out by Shandong Yunchu, which maintains a long term relationships with beef products providers and distributors in China such as Henan Hengdu Food Co., Ltd, Shanxi Pingyao Beef Group, Shandong Delis Food Co., Ltd. and Heilongjiang Binxi Group.

As to our formaldehyde products, vehicles gasoline and diesel products, Jilin Chuangyuan is a leading regional chemical products provider in north-eastern China area, and is the sole provider of formaldehyde in Jilin Province, China. Jilin Chuangyuan sells such products to end user directly and through local distributors.

When it comes to the sales of synthetic fuel products, we do business through Jingshan Sanhe which operates by direct sales, constructing refuel facilities and conducting technical cooperation with other companies.

For our DSP business line, Fast Approach obtains clients through advertising agents from China and Canada.

Our Sales and Marketing Efforts

We have not spent a significant amount of capital on advertising in the past, and our advertising budget continues to be limited. In 2020, our marketing and branding efforts mainly focus on internet advertising.

Competition and Market Position

The overall food market is diverse, both globally and in China. We do not have a significant market share in China.

Black tea is produced in Guangxi, Sichuan, Yunnan, Hunan, Hubei, Shanxi and Anhui provinces in China. Our black tea products are processed in our factory in Hubei province and distributed nationwide. There are few large players on the market but we face fierce competition from numerous small black tea manufactures and distributors. However, as our brand has over hundreds of years’ history, we have accumulated loyal consumers and gained favorable market reputation over years.

Competitive factors in our industry include product innovation, product quality, price, brand recognition and loyalty, product variety and ingredients, product packaging and package design, effectiveness of marketing and promotional activity, and our ability to identify and satisfy consumer tastes and preferences.

Since its inception, the company has developed rapidly relying on advanced enterprise management and safe, effective, exclusive patented products and strong marketing strength. The production scale of formaldehyde is ranking top three among provinces in northeast China. The production scale of urea-formaldehyde glue attains the first place in China. Our enterprise comprehensive strength is considered first tier among all companies in northeast China.

We sell clean fuel and fuel additive in local reginal market. We compete with other reginal players and national players.

Intellectual Property

Patents

The company vigorously implements scientific and technological innovation and obtains 12 practical patent certificates from the State Intellectual Property Office of the PRC. These patents are registered under Jingshan Sanhe, which includes a diesel exhaust cleaner and its preparation method, a kind of automobile exhaust cleaner and preparation method, a kind of filtering device for exhaust port of cleaning liquid production plant, a kind of automobile cleaner dispensing device, a kind of liquid dispensing equipment, a kind of mixing and stirring tank, a kind of cleaning brush for cleaning agent storage tank, a kind of reactor for producing auto cleaner, a kind of cleaning brush for cleaning agent mixing kettle, a kind of mixing tank, a cleaning tool for cleaning the reactor for detergent production and a kind of mixing and defoaming tank. The company will give full play to the advantages of independent intellectual property rights, continue to innovate, maintain the leading technology and enhance the core competitiveness of the company.

We take reasonable steps to protect our proprietary information and trade secrets, such as limiting disclosure of proprietary plans, methods and other similar information on a need-to-know basis and requiring employees with access to our proprietary technology to enter into confidentiality arrangements. We believe that our proprietary technology and trade secrets are adequately protected.

Corporate Information

Our common stock is listed on The NYSE American under the symbol “PLAG.” Our global headquarters are located at 36-10 Union Street, 2nd Floor, Flushing, NY 11354 and our telephone number is (718) 799-0380. We maintain a corporate website at www.planetgreenholdings.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Summary of Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” starting page 21 of this prospectus.

Risks Related to Our Business and Our Operation

●	The recent coronavirus outbreak could materially and adversely affect our business. See “Risk Factors-Risks Related to Our Business and Our Operation on page 23.”

●	The industries in which we operate are extremely competitive. Many of our significant competitors have greater production and financial resources and could use their greater resources to gain market share at our expense. See “Risk Factors-Risks Related to Our Business and Our Operation on page 24.”

●	Price inflation in China could affect our results of operation if we are unable to pass along raw material price increases to our customers. See “Risk Factors-Risks Related to Our Business and Our Operation on page 24.”

●	The acquisition of other businesses could pose risks to our profitability. See “Risk Factors-Risks Related to Our Business and Our Operation on page 25.”

Risks Related to Our Corporate Structure

●	We rely on contractual arrangements with its VIEs and their respective shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership. See “Risk Factors-Risks Related to Our Corporate Structure on page 28.”

●	Any failure by its VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. See “Risk Factors-Risks Related to Our Corporate Structure on page 28.”

●	The PRC government exerts substantial influence over the manner in which Planet Green, its subsidiaries, and its VIE must conduct its business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if Planet Green, its subsidiaries or its VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See “Risk Factors-Risks Related to Our Corporate Structure on page 29.”

Risks Related to Doing Business in China

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors-Risks Related to Doing Business in China” on page 30 of this prospectus.

●	Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. See “Risk Factors-Risks Related to Doing Business in China” on page 36 of this prospectus.

●	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. See “Risk Factors-Risks Related to Doing Business in China” on page 43 of this prospectus.

●	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. See “Risk Factors-Risks Related to Doing Business in China” on page 43 of this prospectus.

Risks Related to Our Common Stock

●	Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules. See “Risk Factors-Risks Related to Our Ordinary Shares” on page 44 of this prospectus.

●	The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price. See “Risk Factors-Risks Related to Our Ordinary Share” on page 45 of this prospectus.

RISK FACTORS

Before you decide to purchase our common stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Related to Our Business and Our Operation

The recent coronavirus outbreak could materially and adversely affect our business.

In the beginning of 2020, a novel strain of coronavirus (COVID-19) was reported to have surfaced and then caused a pandemic outbreak. The global outbreak of COVID-19 and related adverse public health developments have had and may continue to have a material adverse impact upon our normal operating activities, the demand for our end products and our financial performance. Our normal operating activities were disrupted by the temporary closure of our offices, suspension of business travel, disruptions to our normal working schedules, various restrictions on our employees’ activities and similar disruptive effects to our normal operations. In addition, the global spread of COVID-19, and the implementation by governments around the world of measures intended to slow down the spread, have caused a material reduction in worldwide business activity, resulting in a drop in demand for our products.

We have taken measures in response to the outbreak, including the adoption of more stringent workplace sanitation measures. We will continue to monitor the situation and consider additional measures to protect the health and safety of our employees and to respond to future developments. At present, domestic COVID-19 is generally under control within China, and vaccines are being administered within China and abroad. However, the extent to which this outbreak impacts our results will depend on global trends and future developments of COVID-19, including information which may emerge concerning new variants and other factors which could affect the scope and severity of the outbreak and the actions needed to contain the outbreak. The long-term impact of the COVID-19 pandemic on our performance also depends in large part on factors that are not within our control, such as measures implemented by governmental authorities to address the pandemic, the effect of the pandemic on global and regional economies and the response of world financial markets. An extended outbreak could depress global economic activity, disrupting our operations, reducing demand for our products and adversely impacting our financial performance.

Our results of operations and our ability to operate at a profit are largely dependent on our ability to manage the costs of corn, natural gas and other production inputs, with the prices of our alcohols and essential ingredients, all of which are subject to volatility and uncertainty.

Our results of operations are highly impacted by commodity prices, including the cost of corn, natural gas and other production inputs that we must purchase, and the prices of alcohols and essential ingredients that we sell. Prices and supplies are subject to and determined by market and other forces over which we have no control, such as weather, domestic and global demand, supply shortages, export prices and various governmental policies in the United States and throughout the world.

Price volatility of corn, natural gas and other production inputs, and alcohols and essential ingredients, may cause our results of operations to fluctuate substantially. We may fail to generate expected levels of net sales and profits even under fixed-price and other contracts for the sale of specialty alcohols used in consumer products. Our customers may not pay us timely or at all, even under longer-term, fixed-price contracts for our specialty alcohols, and may seek to renegotiate prices under those contracts during periods of falling prices or high price volatility.

Over the past several years, for example, the spread between corn and fuel-grade ethanol prices has fluctuated significantly. Fluctuations are likely to continue to occur. A sustained narrow spread, whether as a result of sustained high or increased corn prices or sustained low or decreased alcohol or essential ingredient prices, would adversely affect our results of operations and financial position. Revenues from sales of alcohols, particularly fuel-grade ethanol, and essential ingredients could decline below the marginal cost of production, which may force us to further suspend production, particularly fuel-grade ethanol production, at some or all of our facilities.

In addition, some of our fuel-grade ethanol marketing activities will likely be unprofitable in a market of generally declining prices due to the nature of our business. For example, to satisfy customer demands, we maintain certain quantities of fuel-grade ethanol inventory for subsequent resale. Moreover, we procure much of our fuel-grade ethanol inventory outside of third-party marketing arrangements and therefore must buy fuel-grade ethanol at a price established at the time of purchase and sell fuel-grade ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of fuel-grade ethanol. As a result, our margins for fuel-grade ethanol sold in these transactions generally decline and may turn negative as the market price of fuel-grade ethanol declines.

The industries in which we operate are extremely competitive. Many of our significant competitors have greater production and financial resources and could use their greater resources to gain market share at our expense.

The industries in which we operate are extremely competitive. Many of our significant competitors have substantially greater production and financial resources than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time. Successful competition will require a continued high level of investment in facility maintenance. We may fail to anticipate or respond adequately to new industry developments and other competitive pressures due to our limited resources relative to many significant competitors. This failure could reduce our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to compete successfully.

We also face competition from international suppliers, particularly of fuel-grade ethanol, many of whom have cost structures substantially lower than ours. An increase in domestic or foreign competition could force us to reduce our prices and take other steps to compete effectively, which could adversely affect our business, financial condition and results of operations.

Price inflation in China could affect our results of operation if we are unable to pass along raw material price increases to our customers.

Inflation in China has been consistently increasing in recent years. Because we purchase raw materials from suppliers in China, price inflation directly causes an increase in the cost of our raw materials. Price inflation could affect our results of operation if we are unable to pass along raw material price increases to customers. In addition, if inflationary trends continue in China, China could lose its competitive advantage as a low-cost manufacturing venue, which could in turn lessen some of the competitive advantages of our being based in China. Accordingly, inflation in China may weaken our competitiveness domestically or in international markets.

Our sales and reputation may be affected by product liability claims, litigation or, product recalls in relation to our products.

The sale of products for human consumption involves an inherent risk of injury to consumers. We face risks associated with product liability claims, litigation, or product recalls, if our products cause injury or become adulterated or misbranded. Our products are subject to product tampering and contamination, such as mold, bacteria, insects, shell fragments and off-flavor contamination, during any of the procurement, production, transportation and storage processes. If any of our products were to be tampered with, or become tainted in any of these respects, and we were unable to detect this, our products could be subject to product liability claims or product recalls. Our ability to sell products could be reduced if certain pesticides, herbicides or other chemicals used by growers have left harmful residues on portions of our raw materials or if our raw materials have been contaminated by other agents.

We have never had any major product recall in the past but we have experienced product liability claims that were made by our customers. The amounts of such claims were immaterial. However, claims of product defect or product liability for material amounts, individually or in the aggregate, may be made in the future.

We have not procured a product liability or general liability insurance policy for our business, as the insurance industry in China is still in an early stage of development. To the extent that we suffer a loss of a type which would normally be covered by product liability or general liability insurance in the United States, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Product liability claims and product recalls could have a material adverse effect on the demand for our products and on our business goodwill and reputation. Adverse publicity could result in a loss of consumer confidence in our products.

Our expansion strategy may not prove successful and could adversely affect our existing business.

Our growth strategy includes the expansion of our manufacturing operations, including new production lines and agricultural operations. We plan to expand our sales in China and internationally. We will need to engage in various forms of promotional and marketing activities in order to further develop the branding of our products and to increase our market share in new and existing markets. The implementation of this strategy may involve large transactions and present financial, managerial and operational challenges. We could also experience financial or other setbacks if any of our growth strategies incur problems of which we are not presently aware. If we fail to generate sufficient sales in new markets or increase our sales in existing markets, we may not be able to recover the production, distribution, promotional and marketing expenses, as well as administrative costs we have incurred in developing such markets.

Our results of operations could be affected by natural events in the locations in which our customers operate.

Several of our customers have operations in locations that are subject to natural disasters, such as severe weather and geological events, which could disrupt the operations of those customers and suppliers as well as our operations. If our customers suffer from these events, their operations may be negatively impacted. As a result, some or all of those customers may reduce their orders for our products, which could adversely affect our revenue and results of operations.

The acquisition of other businesses could pose risks to our profitability.

We may try to grow through acquisitions in the future. Any proposed acquisition could result in accounting charges, potentially dilutive issuances of equity securities, and increased debt and contingent liabilities, any of which could have a material adverse effect on our existing business and the market price of our common stock. Acquisitions, in general, entail many risks, including risks relating to the failed integration of the acquired operations, diversion of management’s attention, and the potential loss of key employees of the acquired organizations. We may be unable to successfully integrate businesses or the personnel of any business that might be acquired in the future, and our failure to do so could have a material adverse effect on our business and on the market price of our common stock.

Our products are subject to counterfeiting or imitation, which could impact our reputation.

To date, we have experienced limited counterfeiting and imitation of our products. However, counterfeiting or imitation of our products may occur in the future and we may not be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could impact negatively upon our reputation, particularly if the counterfeit or imitation products cause sickness, or injury to consumers. In addition, counterfeit or imitation products could result in our need to incur costs with respect to the detection or prosecution of such activities.

We face increasing competition from domestic and foreign companies.

The food industry in China is fragmented. Our ability to compete against other national and international enterprises is, to a significant extent, dependent on our ability to distinguish our products from those of our competitors by providing large volumes of high-quality products that appeal to consumers’ tastes and preferences at reasonable prices. Some of our competitors have been in business longer than we have and are more established. Our competitors may provide products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in price reductions, higher raw materials prices, reduced margins and loss of market share, any of which could materially adversely affect our profit margins.

If we fail to maintain and grow our client base and spend through our platform, our revenue and business may be negatively impacted.

To sustain or increase our revenue, we must regularly add new clients and encourage existing clients to maintain or increase the amount of advertising inventory purchased through our platform and adopt new features and functionalities that we make available. If competitors introduce lower cost or differentiated offerings that compete with or are perceived to compete with ours, our ability to sell our services to new or existing clients could be impaired. We have spent significant effort in cultivating our relationships with advertising agencies, which has resulted in an increase in the budgets allocated to, and the amount of advertising purchased on, our platform. However, it is possible that we may reach a point of saturation at which we cannot continue to grow our revenue from such agencies because of internal limits that advertisers may place on the allocation of their advertising budgets to digital media to a particular provider or otherwise. We do not typically have exclusive relationships with our clients and there is limited cost to moving their media spend to our competitors. As a result, we have limited visibility to our future advertising revenue streams. We cannot assure you that our clients will continue to use our platform or that we will be able to replace, in a timely or effective manner, departing clients with new clients that generate comparable revenue. If a major client representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that our revenue or revenue growth rate could be significantly reduced, and our business negatively impacted.

If we fail to innovate or make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and advertising agencies and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving client needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make investment decisions regarding offerings and technology to meet client demand and evolving industry standards. We may make bad decisions regarding these investments. If new or existing competitors have more attractive offerings, we may lose clients or clients may decrease their use of our platform. New client demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform or business model. In addition, as we develop and introduce new products and services, including those incorporating or utilizing artificial intelligence and machine learning, they may raise new, or heighten existing, technological, legal and other challenges, and may cause unintended consequences, may not function properly or may be misused by our clients. If we fail to adapt to our rapidly changing industry or to evolving client needs, or we provide new products and services that exacerbate technological, legal or other challenges, demand for our platform could decrease and our business, financial condition and results of operations may be adversely affected.

The market for programmatic buying for advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

The substantial majority of our revenue has been derived from clients that programmatically purchase advertising inventory through our platform. We expect that spending on programmatic ad buying will continue to be our primary source of revenue for the foreseeable future and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential clients may not shift to programmatic ad buying from other buying methods as quickly as we expect, which would reduce our growth potential. If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.

In addition, our revenue may not necessarily grow at the same rate as spend on our platform. As the market for programmatic buying for advertising matures, growth in spend may outpace growth in our revenue due to a number of factors, including pricing competition, quantity discounts and shifts in product, media, client and channel mix. A significant change in revenue as a percentage of spend could reflect an adverse change in our business and growth prospects. In addition, any such fluctuations, even if they reflect our strategic decisions, could cause our performance to fall below the expectations of securities analysts and investors, and adversely affect the price of our common stock.

The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

We operate in a highly competitive and rapidly changing industry. We expect competition to persist and intensify in the future, which could harm our ability to increase revenue and maintain profitability. New technologies and methods of buying advertising present a dynamic competitive challenge, as market participants develop and offer new products and services aimed at capturing advertising spend or disrupting the digital marketing landscape, such as analytics, automated media buying and exchanges.

We may also face competition from new companies entering the market, including large established companies and companies that we do not yet know about or do not yet exist. If existing or new companies develop, market or resell competitive high-value products or services that result in additional competition for advertising spend or advertising inventory or if they acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our results of operations could be harmed.

Our current and potential competitors may have significantly more financial, technical, marketing, and other resources than we have, which may allow them to devote greater resources to the development, promotion, sale and support of their products and services. They may also have more extensive advertiser bases and broader publisher relationships than we have, and may be better positioned to execute on advertising conducted over certain channels, such as social media, mobile, and video. Some of our competitors may have a longer operating history and greater name recognition. As a result, these competitors may be better able to respond quickly to new technologies, develop deeper advertiser relationships or offer services at lower prices. Any of these developments would make it more difficult for us to sell our platform and could result in increased pricing pressure, increased sales and marketing expense, or the loss of market share.

If our access to quality advertising inventory is diminished or fails to expand, our revenue could decline and our growth could be impeded.

We must maintain a consistent supply of attractive ad inventory. Our success depends on our ability to secure quality inventory on reasonable terms across a broad range of advertising networks and exchanges and social media platforms, including video, display, audio and mobile inventory. The amount, quality and cost of inventory available to us can change at any time. A few inventory suppliers hold a significant portion of the programmatic inventory either generally or concentrated in a particular channel, such as audio and social media. In addition, we compete with companies with which we have business relationships. For example, Google is one of our largest advertising inventory suppliers in addition to being one of our competitors. If Google or any other company with attractive advertising inventory limits our access to its advertising inventory, our business could be adversely affected. If our relationships with certain of our suppliers were to cease, or if the material terms of these relationships were to change unfavorably, our business would be negatively impacted. Our suppliers are generally not bound by long-term contracts. As a result, there is no guarantee that we will have access to a consistent supply of quality inventory on favorable terms. If we are unable to compete favorably for advertising inventory available on real-time advertising exchanges, or if real-time advertising exchanges decide not to make their advertising inventory available to us, we may not be able to place advertisements or find alternative sources of inventory with comparable traffic patterns and consumer demographics in a timely manner. Furthermore, the inventory that we access through real-time advertising exchanges may be of low quality or misrepresented to us, despite attempts by us and our suppliers to prevent fraud and conduct quality assurance checks.

Inventory suppliers control the bidding process, rules and procedures for the inventory they supply, and their processes may not always work in our favor. For example, suppliers may place restrictions on the use of their inventory, including prohibiting the placement of advertisements on behalf of specific advertisers. Through the bidding process, we may not win the right to deliver advertising to the inventory that is selected through our platform and may not be able to replace inventory that is no longer made available to us.

As new types of inventory become available, we will need to expend significant resources to ensure we have access to such new inventory. For example, although television advertising is a large market, only a very small percentage of it is currently purchased through digital advertising exchanges. We are investing heavily in our programmatic television offering, including by increasing our workforce and by adding new features, functions and integrations to our platform.

Our success depends on consistently adding valued inventory in a cost-effective manner. If we are unable to maintain a consistent supply of quality inventory for any reason, client retention and loyalty, and our financial condition and results of operations could be harmed.

Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

Our business depends on the overall demand for advertising and on the economic health of advertisers that benefit from our platform. Economic downturns or unstable market conditions may cause advertisers to decrease or pause their advertising budgets, which could reduce spend though our platform and adversely affect our business, financial condition and results of operations. As described above, public health crises may disrupt the operations of our customers and partners for an unknown period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact our business and results of operations, including cash flows. As we explore new countries to expand our business, economic downturns or unstable market conditions in any of those countries could result in our investments not yielding the returns we anticipate.

Seasonal fluctuations in advertising activity could have a negative impact on our revenue, cash flow and results of operations.

Our revenue, cash flow, results of operations and other key operating and performance metrics may vary from quarter to quarter due to the seasonal nature of our clients’ spending on advertising campaigns. For example, clients tend to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for it. Our historical revenue growth has lessened the impact of seasonality, however, seasonality could have a more significant impact on our revenue, cash flow and results of operations from period to period if our growth rate declines, if seasonal spending becomes more pronounced, or if seasonality otherwise differs from our expectations.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and results of operations.

We have experienced and continue to experience significant growth in a short period of time. To manage our growth effectively, we must continually evaluate and evolve our organization. We must also manage our employees, operations, finances, technology and development and capital investments efficiently. Our efficiency, productivity and the quality of our platform and client service may be adversely impacted if we do not train our new personnel, particularly our sales and support personnel, quickly and effectively, or if we fail to appropriately coordinate across our organization. Additionally, our rapid growth may place a strain on our resources, infrastructure and ability to maintain the quality of our platform. Our revenue growth and levels of profitability in recent periods should not be considered as indicative of future performance. In future periods, our revenue or profitability could decline or grow more slowly than we expect. Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and results of operations.

Risks Related to Our Corporate Structure

We rely on contractual arrangements with our VIEs and their respective shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership.

We have relied and expects to continue to rely on contractual arrangements with its VIEs, and their respective shareholders, and certain of their subsidiaries to operate our business in China. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their respective shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The revenues contributed by our VIEs and their subsidiaries constituted substantially substantial part of the revenues in 2020 and 2021.

If we had direct ownership of our VIEs, we would be able to exercise the rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their respective shareholders of their respective obligations under the contracts to exercise control. The shareholders of our VIEs may not act in the best interests of the company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with its VIEs. If any dispute relating to these contracts remains unresolved, we will have to enforce its rights under these contracts through arbitration, litigation or other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIEs may not be as effective in controlling its business operations as direct ownership.

Any failure by our VIEs or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. For example, if the shareholders of the VIEs refuse to transfer its equity interest in its VIEs to our PRC subsidiaries or their designees after we exercises its purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith or otherwise fail to fulfill their contractual obligations, we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in our VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair our control over its VIEs, then our ability to consolidate the financial results of its VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

The shareholders of our VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control its VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of us or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and us. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of Planet Green’s business and subject Planet Green to substantial uncertainty as to the outcome of any such legal proceedings.

The PRC government exerts substantial influence over the manner in which Planet Green, its subsidiaries, and its VIE must conduct its business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if Planet Green, its subsidiaries or its VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The PRC government exerts substantial influence over the manner in which Planet Green and its VIE must conduct its business activities. Planet Green is currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if Planet Green or its VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central data security, anti-monopoly policies or local PRC governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure its compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest itself of any interest it then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

Additionally, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of securities by companies limited by securities and will clarify the duties of domestic regulatory authorities. However, the Opinions did not provide detailed rules and regulations. As a result, uncertainties remain regarding the interpretation and implementation of the Opinions.

As such, Planet Green, its subsidiaries and its VIE’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. Planet Green, its subsidiaries and its VIE could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. Planet Green, its subsidiaries and its VIE may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Planet Green Holding is a holding company, and the investors will have ownership in a holding company that does not directly own any of the business operations of Planet Green and its subsidiaries and VIEs in China. We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries and VIEs to pay dividends to us, or any tax implications of making dividend payments to us, could have a material adverse effect on our ability to pay dividends to holders of our Ordinary Shares.

Planet Green is a holding company and the investors will have ownership in a holding company that does not directly own any of the business operations of Planet Green and its subsidiaries and VIEs in China. We may rely on dividends to be paid by our subsidiaries and VIEs to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay the operating expenses. If any of our subsidiaries incur debt in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our WFOE, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our WFOE primarily holds assets in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our WFOE to use its Renminbi assets to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our WFOE to pay dividends or make other kinds of payments to us could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business of the VIE or the VIE’s subsidiaries.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our WFOE to pay dividends or make other distributions to us could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business of the VIE or the VIE’s subsidiaries.

Risks Related to Doing Business in China

If the PRC government deems that the contractual arrangements in relation to Jilin Chuanyuan, Xiangtian and Energy, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a holding company incorporated in the State of Nevada. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries and our VIEs in PRC. We receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our ordinary share offered in this offering are shares of our offshore holding company instead of shares of our VIEs in China.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with the VIEs and their shareholders to operate a portion of our business. These contractual arrangements may not be as effective in providing us with control over the VIEs as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of the VIEs. Under the current contractual arrangements, as a legal matter, if any of the VIEs or any of their shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, our business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their shareholders of their obligations under the contracts to exercise control over our VIEs. The shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs.

If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of our VIEs refuse to transfer their equity interest in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in our VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIEs and third parties were to impair our control over our VIEs, our ability to consolidate the financial results of our VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

PRC government authorities may deem that foreign ownership is directly or indirectly involved in our VIE’s shareholding structure. If our corporate structure and contractual arrangements are deemed by the MIIT or the MOFCOM or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of our consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our VATS business. Furthermore, if we or our VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

●	revoking the business license and/or operating licenses of our WFOE or our VIE;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among our WFOE, our VIE and its subsidiaries;

●	imposing fines, confiscating the income from our WFOE, our VIE or its subsidiaries, or imposing other requirements with which we or our VIE may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE;

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China; or

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider (except for e-commerce, domestic multi-party communication, storage and forwarding classes and call centers) under the Special Administrative Measures for Access of Foreign Investment (Negative List) (Edition 2020), which was promulgated on June 23, 2020 and implemented on July 23, 2020, and such major foreign investor in a Foreign-Invested Telecommunications Enterprise must have experience in providing value-added telecommunications services, or VATS, and maintain a good track record in accordance with the Administrative Provisions on Foreign-Invested Telecommunications Enterprises (revised in 2016), and other applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

We are not subject to the requirements of permits or licenses under telecommunications regulations, and Planet Green, its subsidiaries and VIEs are not required to hold ICP licenses.  However, the interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We may become subject to the Criminal Law, the Cybersecurity Law, the Civil Code, the Data Security Law and other applicable laws and regulations of PRC. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to the Criminal Law, the Cybersecurity Law, the Civil Code, the Data Security Law and other applicable laws and regulations in the PRC. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, with respect to the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, these laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by PRC Criminal Law, Cybersecurity Law and Civil Code of PRC to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways.

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cybersecurity Law of the PRC, or Cybersecurity Law, which became effective on June 1, 2017 (the “CSL”). Pursuant to the Cybersecurity Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In April 2020, the Cyberspace Administration of China (“CAC”) and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on NYSE American. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from NYSE American and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We will not be subject to the cybersecurity review by the CAC for this offering, and the oversight by the CAC over data security does not have impacts in our business, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. We are in compliance with the regulations issued by the CAC. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the capricious nature of Chinese enforcers and may therefore be impossible to facilitate.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, Planet Green may pursue potential strategic acquisitions that are complementary to Planet Green’s business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit Planet Green’s ability to complete such transactions, which could affect Planet Green’s ability to expand its business or maintain Planet Green’s market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that Planet Green obtain approval of the Ministry of Commerce for Planet Green’s completed or ongoing mergers and acquisitions. There is no assurance that Planet Green can obtain such approval from the Ministry of Commerce for Planet Green’s mergers and acquisitions, and if Planet Green fails to obtain those approvals, Planet Green may be required to suspend Planet Green’s acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on Planet Green’s business, results of operations and corporate structure.

Adverse changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

Substantially portion of our revenues are generally sourced from China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among different economic sectors. The Chinese government has implemented measures to encourage economic growth and guide the allocation of the resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slowing of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position.

A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

The global macroeconomic environment is facing challenges, including the end of quantitative easing by the U.S. Federal Reserve, the economic slowdown in the Eurozone since 2014 and uncertainties over the impact of Brexit. The Chinese economy has shown slower growth compared to the previous decade since 2012 and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in market volatility.

If we plan to expand its business internationally and do business cross-border in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. In particular, there have been heightened tensions in international economic relations between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what the U.S. government characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020. Although the direct impact of the current international trade tension, and any escalation of such tension, on the AR industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

The U.S. law and regulations, including the Holding Foreign Companies Accountable Act, call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, NYSE American filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years.

On December 2, 2021, the SEC adopted amendments to finalize the rules implementing the submission and disclosure requirements of the HFCAA. The rules will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigation such registered public accounting firm, such SEC identified registrants are referred to as Commission-Identified Issuers. The final amendments require that Commission-Identified Issuers submit documentation to the SEC establishing, among other things, that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction and if the Commission-Identified Issuer is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, to provide certain additional disclosures in its annual report.

On December 16, 2021, the PCAOB issued a HFCAA Determination Report, pursuant to 15 U.S.C. Section 7214(i)(2)(A) and PCAOB Rule 6100 (the “Report”). Pursuant to the Report, the PCAOB notified the U.S. Securities and Exchange Commission that it issued two determinations that (1) the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC because of a position taken by one or more authorities in mainland China (the “Mainland China Determination”) and (2) the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in Hong Kong (the “Hong Kong Determination”). In its two appendixes the Report identifies the auditors that are subject to the Mainland China Determination and the Hong Kong Determination.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our share to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.  The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our previous auditor and current auditor, the independent registered public accounting firms that issue the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditors’ compliance with the applicable professional standards. Our previous auditor and current auditor are headquartered in California, and is subject to inspection by the PCAOB on a regular basis.

However, the recent developments would add uncertainties to our offering, and we cannot assure you whether NYSE American or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In addition, any additional actions, proceedings, or new rules resulting from the efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary share could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

There are risks that the Chinese government may intervene or influence our operations at any time which could result in a material change in our operations and/or the value of our securities

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the promulgation of new rules and explanations and interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Specifically, rules and regulations in China can change quickly with little advance notice. The Chinese government may exert more control and oversight over offerings conducted overseas and/or foreign investment in China-based issuers, and there are risks that such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue its operations.

Planet Green, our subsidiaries, and the VIEs are subject to extensive and evolving legal system in the PRC, non-compliance with which, or changes in which, may materially and adversely affect Planet Green, our subsidiaries and the VIEs’ business and prospects, and may result in a material change in Planet Green, our subsidiaries and the VIEs’ operations and/or the value of our securities or could significantly limit or completely hinder Planet Green, our subsidiaries and the VIEs’ ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

PRC companies are subject to various PRC laws, regulations and government policies and the relevant laws, regulations and policies continue to evolve. Recently, the PRC government is enhancing supervision over companies seeking listings overseas and some specific business or activities such as the use of variable interest entities and data security or anti-monopoly. The PRC government may adopt new measures that may affect Planet Green, our subsidiaries and the VIEs’ operations, or may exert more oversight and control over offerings conducted outside of China and foreign investment in China-based companies, and Planet Green, our subsidiaries and the VIEs may be subject to challenges brought by these new laws, regulations and policies. However, since these laws, regulations and policies are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. Furthermore, as Planet Green, our subsidiaries and the VIEs may be subject to additional, yet undetermined, laws and regulations, compliance may require us to obtain additional permits and licenses, complete or update registrations with relevant regulatory authorities, adjust our business operations, as well as allocate additional resources to monitor developments in the relevant regulatory environment. However, under the stringent regulatory environment, it may take much more time for the relevant regulatory authorities to approve new applications for permits and licenses, and complete or update registrations and we cannot assure you that we will be able to comply with these laws and regulations in a timely manner or at all. The failure to comply with these laws and regulations may delay, or possibly prevent, us to conduct business, accept foreign investments, or be listed overseas.

The occurrence of any of these events may materially and adversely affect our business and prospects and may result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, if any of changes causes us unable to direct the activities of the VIEs or lose the right to receive its economic benefits, we may not be able to consolidate the VIEs into our consolidated financial statements in accordance with U.S. GAAP, which could cause the value of PLAG’s securities to significantly decline or become worthless.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiaries and the VIEs’ compliance with such regulations or interpretations. As such, our PRC subsidiaries and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”), which propose to require PRC companies and their overseas special purpose vehicles that seek to offer and list in overseas markets to file with the CSRC and meet compliance rules for their listing. Although we believe that, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC, and none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory body subsequently determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or for the offering of securities by us under this prospectus or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status or offering, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiaries or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic enterprises or assets and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. If the CSRC approval is required for any of our future offering of securities overseas or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the CSRC issued the Draft Overseas Listing Regulations, which propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly PRC citizens or have domicile in the PRC, and the principal place of business is in the PRC or main business activities are carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended or updated, their enactment timetable and final content. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. Although we believe that, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC, and none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if ever required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, or at all.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a PRC company engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.

We and the VIEs are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and also protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current or enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our and the VIEs’ business, operating results and financial condition. Any failure or perceived failure by us or the VIEs to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. As of the date of this prospectus, the anticipated adoption or effective date of the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments) are subject to further changes with substantial uncertainty.

On November 14, 2021, the CAC publicly solicited opinions on the Administrative Measures for Internet Data Security (Draft for Comments) (the “Draft Measures for Internet Data Security”), which requires that data processors processing “important data” or listed overseas shall conduct an annual data security assessment by itself or commission a data security service provider to do so and submit the assessment report for the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Measures for Internet Data Security has not been formally adopted. However, if the Draft Measures for Internet Data Security were to be enacted in the current form, we, as an overseas listed company, will be required to conduct an annual data security review and comply with the relevant reporting obligations. Furthermore, according to the Draft Measures for Internet Data Security, data processors shall, in accordance with relevant state provisions, apply for cyber security review when carrying out the following activities: (1) the merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security, (2) data processors that handle the personal information of more than one million people intends to be listed abroad, (3) the data processor intends to be listed in Hong Kong, which affects or may affect national security, and (4) other data processing activities that affect or may affect national security. It remains uncertain whether the requirement of cybersecurity review applies to follow-on offerings by an overseas-listed online platform operator that possesses personal data of more than one million users. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review. As of the date of this prospectus, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review.

On December 28, 2021, the CAC and 12 other government authorities published the Measures for Cybersecurity Review, which took effect on February 15, 2022. The Measures for Cybersecurity Review provides that certain operators of critical information infrastructure purchasing internet products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information system which may endanger national security, people’s livelihoods and public interest in the event of damage, function loss or data leakage. In addition, relevant administrative departments of each critical industry and sector, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date of this prospectus, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and we have not been informed that we are identified as a critical information infrastructure operator by any governmental authorities. Furthermore, since the Measures for Cybersecurity Review is relative new and the determination of “affecting national security” are subject to further explanations and interpretations, there remain uncertainties as to whether our data processing activities may be deemed to affect national security and whether we would be required to apply for a cybersecurity review. We will continue to closely monitor the rule-making process and will assess and determine whether we are required to apply for the cybersecurity review. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” and we may be subject to cybersecurity review procedure before making certain purchases of network products and services, which could lead to adverse impacts on our business and a diversion of time and attention of our management and our other resources. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements in China, the relevant governmental authorities may conduct investigations, levy fines, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition.

Complying with these obligations could cause us to incur substantial costs. As the interpretation and application of China’s cybersecurity laws, regulations and standards are still uncertain and evolving, we may be required to make further adjustments to our and the VIEs’ business practices to comply with the enacted form of the laws, which may increase our compliance cost and adversely affect our business performance. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our business.

Moreover, we may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us to fines and penalties.

Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in mainland China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we and the VIEs may enjoy in the PRC than under some more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our and the VIEs’ ability to enforce our and their contractual or tort rights, respectively. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us or the VIEs. Such uncertainties may therefore increase our and the VIEs’ operating expenses and costs, and materially and adversely affect our and the VIEs’ business and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Planet Green is not an operating company in the PRC but a Nevada holding company with its operations conducted through its subsidiaries in the PRC, Hong Kong and Canada and through contractual arrangements with its variable interest entities, or VIEs. Currently a majority of our senior executive officers and all directors either reside within China or Hong Kong, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Related to our Common Stock

Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares of common stock if the market price of our shares of common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our shares of common stock and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our shares of common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our shares of common stock and the trading volume to decline.

The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

If you purchase our shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our shares of common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.”

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that our operations and financial performance may be adversely affected by other economic, business, and/or competitive factors;

●	operational risks;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

●	fluctuations in exchange rates between the foreign currencies in which we typically does business and the United States dollar; or

●	our ability to effectively integrate and manage the businesses acquired in recent acquisitions and our ability to mange new businesses which may be acquired from time to time.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference in this prospectus may contain industry and market data that we obtain from our internal estimates and research, as well as publications, research, surveys and studies conducted by independent third parties not affiliated to us and industry sources. These sources do not guarantee the accuracy or completeness of the information. While we believe that each of these studies and publications is reliable, we have not independently verified the market and industry data provided by third-party sources. In addition, while we believe our internal research is reliable, not all such research has been verified by any independent source. The market data may include projections that are based on a number of other projections or third party North American or European PET indexes. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections. We note that assumptions underlying industry and market data are subject to change over time, risks and uncertainties, including those discussed under “Item 1A—Risk Factors” of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our seventh amended and restated certificate of incorporation, as amended, or the Certificate, and our amended and restated bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock

As of the date of this prospectus, (i) our capital stock was held of record by 344 stockholders and (ii) there were 72,081,930 shares of common stock outstanding.

We are a Nevada corporation and the rights of holders of our common stock are derived under Nevada law and our Certificate of Incorporation and Bylaws Shares of our common stock have the following rights, preferences and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc. with its address at 1859 Whitney Mesa Dr, Henderson, NV 89014.

Listing

Our common stock is listed on NYSE AMERICAN under the symbol “PLAG.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NYSE American or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock. We currently have as of October 29, 2022 no classes of preferred stock designated or outstanding.

The laws of the state of Nevada, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Planet Green or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred stock; and

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights. The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities it offers in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We may offer under this prospectus up to $200,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $200,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between it and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	any guaranties of the debt securities;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and

●	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control of Planet Green, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

●	immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

●	failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

●	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

●	certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

●	either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

●	we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

●	we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

●	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from its obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

●	we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

●	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

●	there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

●	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

●	we shall have delivered a legal opinion relating to certain tax matters; and

●	we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of its obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Planet Green.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase the ordinary shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to the M&A and the Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, our Bylaws and Nevada Law.

Various provisions contained in the Articles, the Bylaws and Nevada law could delay, deter or discourage some transactions involving an actual or potential change in control of Planet Green, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Articles of Incorporation and Bylaws

Preferred Stock

The Articles authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any action by our stockholders.

Classified Board

The Articles and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Election of Directors

The Articles does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Articles provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Articles also provides that our directors can only be removed for cause upon the vote of more than two- thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Articles and the Bylaws provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Articles and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Nevada Anti-Takeover Statute

We may currently be, or in the future become, subject to the provisions of the Nevada Revised Statutes regarding the acquisition of controlling interest (the “Controlling Interest Law”). A corporation is subject to the Controlling Interest Law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, directly or through an affiliated corporation. The Controlling Interest Law may have the effect of discouraging corporate takeovers. As of September 1, 2021, we had no stockholders of record who are residents of Nevada.

The Controlling Interest Law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the Controlling Interest Law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the controlling interest as are conferred by a resolution of (1) a majority of the stockholders of the corporation and, if applicable (2) a majority of each class or series of outstanding shares of which the acquisition would adversely affect or alter a preference or relative or other right, approved at a special or annual stockholders’ meeting. The Controlling Interest Law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved in accordance with the Controlling Interest Law. However, if the stockholders do not grant voting rights to the shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others, and so long as the subsequent buyer or buyers of those shares themselves do not acquire a controlling interest, those shares would not be governed by the Controlling Interest Law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to dissent to the acquisition and demand fair value for such stockholder’s shares pursuant to applicable provisions of Chapter 92 of the Nevada Revised Statutes governing rights and procedures for dissenting stockholders.

In addition to the Controlling Interest Law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and any “interested stockholder” for two years after the interested stockholder first becomes an interested stockholder, unless the board of directors of the corporation approved the combination before the person became an interested stockholder or the corporation’s board of directors approves the transaction and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting thereof. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under Nevada law directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, which could also have an anti-takeover effect.

Indemnification

The Articles includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Business Corporation Act (NBCA). Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for unlawful misconduct, as provided under Section 35.230 of the NBCA, or the officer’s or director’s actions or failures to act constituted a breach of his or her fiduciary duties as a director or officer and such actions or failures to act involved intentional misconduct, fraud or a knowing violation of law, as provided under Section 78.138 of the NBCA; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Articles and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Articles and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers, including our affiliates;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through block trades;

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may sell the securities from time to time pursuant to underwritten public offerings, privately negotiated transactions, at the market offerings, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers, or thorough any other method allowed under law. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the terms of the offering;

●	the name of the agent or any underwriters;

●	the name or names of any managing underwriter or underwriters;

●	the public offering or purchase price;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	any initial price to the public;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers;

●	any commissions paid to agents; and

●	any exchanges on which the securities will be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal.

The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NYSE AMERICAN Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Our majority operations are conducted through our subsidiaries and VIEs in PRC, and a majority of the assets of us are located in PRC. All of our directors and a majority of officers are nationals or residents of China and a substantial portion of their assets are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case, that there must be a specific defendant, a concrete claim, a factual basis, and a cause for the case, and that the action must fall within the range of civil actions accepted by the people’s courts and within the jurisdiction of the people’s court with which it is filed. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any qualified person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS

Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Becker & Poliakoff LLP, New York, New York. Legal matters as to PRC laws and regulations will be passed upon for us by Hubei Kaicheng Law Offices. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Planet Green Holdings Corp. and its subsidiaries as of December 31, 2021 and 2020 appearing in its Annual Report on Form 10-K for the year ended December 31, 2021, and the audited financial statements incorporated by reference to the Forms 8K/A filed on January 20, 2022 and April 21, 2022, have been audited by WWC, P.C, its independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.loopindustries.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

PLANET GREEN HOLDINGS CORP.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Rights

Units

PROSPECTUS

______________, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$18,540
NYSE AMERICAN Capital Market listing fee		(1)
FINRA filing fee (if applicable)	5,000
Accounting fees and expenses	12,000
Legal fees and expenses	45,000
Miscellaneous fees and expenses	15,000
Total	$95,540

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These expenses will be reflected in the applicable prospectus supplement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates.

Item 15. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes, the NRS, provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was our director, officer, employee or agent, or a director, officer, employee or agent of another corporation or enterprise at our request, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful.

Similar indemnity is authorized pursuant to NRS 78.7502 for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the our best interests, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable, after the exhaustion of all appeals therefrom, to the Company or from amounts paid in settlement to the Company.

Unless ordered by a court or advanced pursuant to NRS 78.751, any such discretionary indemnification pursuant to NRS 78.7502 may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or in certain instances in a written opinion by independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her or him against the expenses which such offer or director actually and reasonably incurred. Under NRS 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified.

Our bylaws provide for the indemnification of any person who was, or is threatened to be made, a party to a proceeding, by reason of the fact that such person is or was our director, officer, employee or agent, or while our director, officer, employee or agent is or was serving at our request as a director, officer, employee, agent or similar functionary of another corporation or enterprise, to the fullest extent permitted by Nevada law. The indemnification provisions contained within our bylaws supplement the indemnification agreements that we entered into with each of our officers and directors, as discussed below. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The foregoing indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers.

Item 16. Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of the registrant, as filed with the Nevada Secretary of State on June 15, 2009. Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-3 filed on January 29, 2010.

3.2	Certificate of Amendment of the registrant, as filed with the Nevada Secretary of State on September 28, 2018. Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on October 2, 2018.

3.3	Bylaws of the registrant, incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-3 filed on January 29, 2010.

4.1	Form of Indenture.*

5.1	Opinion of Becker & Poliakoff LLP.*

10.1	Share Exchange Agreement, dated as of June 5, 2020, by and among Planet Green Holdings Corp., Fast Approach Inc. and sellers named therein. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on June 10, 2020.

10.2	Lock-Up Agreement, dated as of June 5, 2020, by and among Planet Green Holdings Corp. and the persons named therein. Incorporated by reference to Exhibit. 10.2 to the registrant’s current report on Form 8-K filed on June 10, 2020.

10.3	Non-Competition and Non-Solicitation Agreement, dated as of June 5, 2020, by and among Planet Green Holdings Corp., Fast Approach Inc. and the persons named therein. Incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed on June 10, 2020.

10.4	Securities Purchase Agreement, dated as of February 10, 2020, by and among Planet Green Holdings Corp. and the purchasers named therein. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on February 11, 2020.

10.5	Employment Agreement, dated as of October 25, 2019, by and between Planet Green Holdings Corp. and Bin Zhou. Incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on October 30, 2019.

10.6

Share Exchange Agreement, dated as of July 15, 2021, by and among Planet Green Holdings Corp., Anhui Ansheng Petrochemical Equipment Co., Ltd. and sellers named therein, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on July 16, 2021.

10.7	Lock-Up Agreement with certain former shareholders of Anhui Ansheng Petrochemical Equipment Co., Ltd, filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on July 16, 2021.

10.8	Non-Competition and Non-Solicitation Agreement certain former shareholders of Anhui Ansheng Petrochemical Equipment Co., Ltd, filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on July 16, 2021.

10.9

Consultation and Service Agreement between Jiayi Technologies (Xianning) Co., Ltd. and Anhui Ansheng Petrochemical Equipment Co., Ltd. dated as of July 16, 2021 filed as Exhibit 10.5 to the Registrant’s Form 8-K filed on July 16, 2021.

10.10	Equity Pledge Agreement dated as of July 16, 2021 filed as Exhibit 10.6 to the Registrant’s Form 8-K filed on July 16, 2021.

10.11

Equity Option Agreement dated as of July 16, 2021 among Anhui Ansheng Petrochemical Equipment Co., Ltd., Xiaodong Cai and Jiayi Technologies (Xianning) Co., Ltd. filed as Exhibit 10.7 to the Registrant’s Form 8-K filed on July 16, 2021.

10.12

Voting Rights Proxy and Financial Supporting Agreement dated as of July 16, 2021 among Anhui Ansheng Petrochemical Equipment Co., Ltd., Xiaodong Cai and Jiayi Technologies (Xianning) Co., Ltd. filed as Exhibit 10.8 to the Registrant’s Form 8-K filed on July 16, 2021.

10.13	Share Exchange Agreement, dated as of July 15, 2021, by and among Planet Green Holdings Corp., Qingdao Yunchu Supply Chain Co., Ltd. and sellers named therein, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on December 10, 2021.

10.14	Lock-Up Agreement with certain former shareholders of Shandong Yunchu Supply Chain Co., Ltd., filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on December 10, 2021.

Exhibit No.	Description

10.15

Non-Competition and Non-solicitation Agreement with certain former shareholders and management members of Shandong Yunchu Supply Chain Co., Ltd., filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on December 10, 2021.

10.16

Non-Competition and Non-solicitation Agreement with certain former shareholders and management members of Shandong Yunchu Supply Chain Co., Ltd., filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on December 10, 2021.

10.17	Share Exchange Agreement, dated as of April 8, 2022, by and among Planet Green Holdings Corp., Allinyson Ltd. and sellers named therein, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on April 11, 2022.

10.18	Lock-Up Agreement with certain former shareholders of Allinyson Ltd., filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on April 11, 2022.

10.19	Non-Competition and Non-solicitation Agreement with certain former shareholders and management members of Allinyson Ltd., filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on April 11, 2022.

10.20	Termination Agreement, dated as of December 16, 2022, by and among Xiaodong Cai, Jiayi Technologies (Xianning) Co., Ltd. and Anhui Ansheng Petrochemical Equipment Co., Ltd., filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on December 16, 2022.

14.1	Business Ethics Policy and Code of Conduct, adopted on April 30, 2007. Incorporated by reference to Exhibit 14 to the registrant’s current report on Form 8-K filed on May 9, 2007.

21.1	List of subsidiaries of the registrant.**

23.1	Consent of WWC, P.C.*

23.2	Consent of Becker & Poliakoff LLP (included in Exhibit 5.1).*

23.3	Consent of Hubei Kaicheng Law Offices.*

107	Filing Fee Table.*

*	Previously filed.

**	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Flushing, Queens, New York, on January 25, 2023.

Planet Green Holdings Corp.

By:	/s/ Bin Zhou
Bin Zhou
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Zhou	Director	January 25, 2023
Bin Zhou	Chief Executive Officer
(Principal Executive Officer)
Chairman

/s/ Lili Hu	Chief Financial Officer	January 25, 2023
Lili Hu

/s/ Luojie Pu	Director	January 25, 2023
Luojie Pu

/s/ King Fai Leung	Director	January 25, 2023
King Fai Leung

/s/ Yang Cao	Director	January 25, 2023
Yang Cao